TJS WOOD FLOORING, INC.
Introduction to Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements are presented to illustrate the estimated effects of our acquisition of Xin Ao Construction Materials, Inc. (“Xin Ao”) (the “Share Exchange Transaction”), the exchange of shares of our common stock held by our shareholders, and the issuance of additional shares on our historical financial position and our results of operations. We have derived our historical financial data for the year ended December 31, 2007 from our audited financial statements contained on Form 10KSB as filed with the Securities and Exchange Commission. We have derived Xin Ao’s historical consolidated financial statements as of December 31, 2007 from Xin Ao’s audited consolidated financial statements for the year ended June 30, 2007, its unaudited consolidated financial statements for the six months ended December 31, 2006 and December 31, 2007, respectively.

The Share Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, TJS Wood Flooring, Inc. (“TJS”, the legal acquirer) is considered the accounting acquiree and Xin Ao (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the consolidated entity will in substance be those of Xin Ao, with the assets and liabilities, and revenues and expenses, of TJS being included effective from the date of consummation of the Share Exchange Transaction. TJS is deemed to be a continuation of the business of Xin Ao. The outstanding stock of TJS prior to the Share Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2007 assume that the Exchange Transaction, cancellation of shares, distribution of certain assets and payment of liabilities were consummated on January 1, 2007. The unaudited pro forma combined condensed balance sheet as of December 31, 2007 assumes the Exchange Transaction and issuance of shares were consummated on that date. The information presented in the unaudited pro forma combined condensed financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction and issuance of shares occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Exchange Transaction and cancellation of shares.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma combined condensed financial statements are presented in considerably less detail than complete financial statements. For this reason, they should be read in conjunction with the accompanying notes and assumptions and the complete financial statements and related notes of us and Xin Ao that include all the disclosures required by generally accepted accounting principles.

TJS WOOD FLOORING, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
December 31, 2007
	TJS	Xin Ao Construction
	Wood	Materials, Inc.
	Flooring Inc.	and Subsidiary
	December 31,	December 31,	Pro Forma		Pro Forma
	2007	2007	Adjustment		Combined
		(Unaudited)			(Unaudited)
ASSETS

CURRENT ASSETS:	$-	$19,095,336	$-		$19,095,336

PLANT AND EQUIPMENT, net	-	7,684,231	-		7,684,231

Total assets	$-	$26,779,567	$-		$26,779,567

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:	$20,140	$12,976,474	$(20,140)	(1)	$12,976,474

CONTRIBUTION PAYABLE		4,250,000			4,250,000

SHAREHOLDERS' EQUITY:
Common Stock	10,000	100	2,567	(2)	12,667
Paid-in-capital		12,100,000	(12,567)	(2)	12,087,433
Contribution receivable		(13,470,100)			(13,470,100
Retained earnings	(30,140)	8,536,371	30,140	(3)	8,536,371
Statutory reserves		1,144,032			1,144,032
Accumulated other comprehensive income		1,242,690			1,242,690
Total shareholders' equity (deficit)	(20,140)	9,553,093	20,140		9,553,093
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$-	$26,779,567	$-		$26,779,567

NOTES:

(1)	Elimination of liabilities of TJS Wood Flooring, Inc. in accordance to the Share Exchange Agreement Section 4.10: Payment of Liabilities
(2)	Recapitalization of Xin Ao Construction Materials, Inc. to account for 11,500,000 shares of TJS issued to shareholders of Xin Ao
(3)	Elimination of pre-acquisition retained earnings of TJS

TJS WOOD FLOORING, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	TJS Wood Flooring Inc.	Xin Ao Construction Materials, Inc. and Subsidiary
	For the Year Ended December 31, 2007	For the 12 Months Ended December 31, 2007		Pro Forma Adjustment	Pro Forma Combined
		(Unaudited)			(Unaudited)

REVENUE	$64,821	$24,053,107	$		$24,117,928

COST OF SALES	59,007	18,886,973			18,945,980

GROSS PROFIT	5,814	5,166,134		-	5,171,948

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	21,884	1,244,029			1,265,913

INCOME FROM OPERATIONS	(16,070)	3,922,105		-	3,906,035

OTHER INCOME, NET	-	914,611			914,611

INCOME BEFORE PROVISION FOR INCOME TAXES	(16,070)	4,836,716		-	4,820,646

PROVISION FOR INCOME TAXES	-	-		-

NET INCOME	(16,070)	4,836,716		-	4,820,646

OTHER COMPREHENSIVE INCOME:	-	957,261		-	957,261

COMPREHENSIVE INCOME	$(16,070)	$5,793,977		$-	5,777,907

Net income (loss) per common share:
Basic	$(0.00)	$483.67		$-	0.38
Diluted	$(0.00)	$483.67		$-	0.38
Weighted average number of common shares outstanding:
Basic	9,877,479	10,000		-	12,666,667
Diluted	9,877,479	10,000		-	12,666,667

NOTES:

(1)	Weighted average number of common shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2007.
(2)
Weighted average number of common shares outstanding for the combined entity is based on 10,000,000 shares of TJS before the acquisition then taking into account of 11,500,000 shares issued to Xin Ao shareholders and 8,833,333 shares of the principal shareholders of TJS that were cancelled as a result of the acquisition.